Exhibit 99.1

Atossa Therapeutics Announces Regulatory Strategy Aimed at Accelerating Development of Low-Dose (Z)-Endoxifen for Breast Cancer Risk Reduction

Type C FDA Meeting Requested, Update Expected by Year-End 2025

SEATTLE — September 8, 2025 —Atossa Therapeutics, Inc. (Nasdaq: ATOS; “Atossa” or the “Company”) announced today it has requested a Type C meeting with the U.S. Food and Drug Administration (FDA) to discuss a regulatory strategy aimed at accelerating development of low-dose (Z)-endoxifen for breast cancer risk reduction. Atossa is a clinical-stage biopharmaceutical company developing new approaches in breast cancer treatment and risk-reduction, commonly termed prevention of breast cancer.

Beginning in June 2025, Atossa engaged an internationally recognized FDA law firm and senior regulatory affairs experts to review the Company’s extensive (Z)-endoxifen data and the considerable published scientific literature on (Z)-endoxifen. They evaluated whether existing evidence could support a faster regulatory path in breast cancer risk-reduction, specifically, in the adjuvant setting, in ductal carcinoma in situ (DCIS), and in high-risk women without cancer.

The experts recommended Atossa rapidly schedule a Type C meeting with the FDA to align on the requirements needed to complete a New Drug Application (NDA). Atossa has now filed this meeting request and expects to update shareholders on the outcome of the meeting before year end 2025, based on standard agency timelines. While there can be no assurance of success, a favorable meeting outcome could shorten approval timelines by years and avoid tens of millions of dollars in clinical trial costs. Atossa had approximately $57.9 million in cash and no debt as of June 30, 2025.

Market opportunity for low-dose (Z)-endoxifen

An estimated 1.6 to 2.1 million tamoxifen prescriptions are filled annually in the United States, including in three breast cancer risk-reduction settings:1

•
Adjuvant therapy (post-surgery recurrence risk-reduction): According to the American Cancer Society, approximately 4.3 million U.S. women are living with a history of breast cancer, as of January 1, 2025.2About 79 percent of U.S. breast cancers are hormone-receptor positive. Professional guidelines recommend ≥5 years of adjuvant endocrine therapy, for these patients, with extension to 7–10 years in selected, higher-risk cases.³ ⁴
Approximately 1 million women are currently taking adjuvant endocrine therapy in the U.S. based on initiation and real-world persistence data. ⁵ ⁶
•
Risk reduction following DCIS surgery: It is estimated that a few hundred thousand women are taking SERMs or aromatase inhibitors for breast-cancer risk-reduction, including post-DCIS and other high-risk settings in the U.S. DCIS alone likely accounts for up to 80,000 women on therapy at any given time.2 6 7 8 9
•
Risk reduction in high-risk women without prior cancer: 2010 NHIS data estimated that roughly 120,000 U.S. women are using preventive SERM therapy for primary risk-reduction.¹0

In addition, approximately 600,000–800,000 women are currently taking an aromatase inhibitor as adjuvant endocrine therapy in the U.S.⁵ 11 About one-third to one-half experience musculoskeletal symptoms on AIs (pooled prevalence about 46 percent) and more than 30 percent discontinue treatment early due to those symptoms (e.g., about 32 percent within two years in a large prospective cohort).¹2 ¹3

(Z)-Endoxifen has demonstrated equivalent anti-estrogen pharmaceutical activity to tamoxifen, but with important differences. It avoids the CYP2D6 metabolism variability of tamoxifen, in which up to 20 percent of women do not achieve a therapeutic level of (Z)-endoxifen following tamoxifen administration. This exposure variability is well-documented and contributes to inconsistent endoxifen levels on tamoxifen; recurrence rates of 30 percent despite adjuvant therapy highlight the residual unmet need.14 15

In Atossa clinical trials, direct oral (Z)-endoxifen achieved high systemic (Z)-endoxifen concentrations independent of CYP2D6 metabolism, whereas during tamoxifen therapy (Z)-endoxifen constitutes approximately six percent of the total tamoxifen-related metabolites at steady state.16 17

In addition, tamoxifen takes four weeks to reach plasma steady state and its primary intermediate (N-desmethyl-tamoxifen) takes eight weeks.18 Direct (Z)-endoxifen can achieve target endoxifen concentrations within hours and typically reaches steady state within about one week in clinical studies.

Complementary Role of Project Optimus

Atossa continues to advance its FDA-aligned Phase 2 Project Optimus trial to identify the optimal (Z)-endoxifen dose in metastatic breast cancer. We believe this program not only supports the development of endoxifen in the metastatic setting but also strengthens the scientific and regulatory bridge for development in the low dose risk-reduction setting.

Dr. Steven Quay, Chairman and CEO of Atossa, commented, “This new regulatory strategy could dramatically accelerate the timeline for the development and potential approval of low-dose (Z)-endoxifen in the reduction of the incidence of breast cancer. We see a potential multi-billion-dollar market opportunity given the number of women currently on tamoxifen in the risk-reduction settings, and of women on aromatase inhibitors, half of whom experience painful arthritic symptoms. Importantly, this strategy could bring (Z)-endoxifen to patients, years sooner, at lower cost, and with a more predictable and faster-acting therapy than tamoxifen.”

About (Z)-Endoxifen

(Z)-endoxifen is a highly potent Selective Estrogen Receptor Modulator/Degrader (SERM/D) with demonstrated ability to inhibit and degrade estrogen receptors. It has shown activity even in tumors that have developed resistance to other endocrine therapies. Beyond its anti-estrogenic properties, (Z)-endoxifen also targets the oncogenic signaling pathway, protein kinase C beta 1 (PKCβ1), at clinically achievable blood and tumor levels. (Z)-Endoxifen also seems to deliver comparable or superior bone-protective effects relative to tamoxifen.

Atossa is developing a proprietary enteric oral formulation of (Z)-endoxifen that bypasses stomach acid, which would otherwise partially convert the active (Z)-isomer to its inactive (E)-form. We believe this innovation allows for optimal bioavailability and therapeutic integrity. Clinical studies have shown Atossa's (Z)-endoxifen to be well tolerated in both healthy women and those with breast cancer. In over 700 subjects (healthy volunteers and breast cancer patients) receiving doses up to 360 mg/day, no maximum tolerated dose (MTD) has been identified, supporting continued dose-range exploration.

Atossa is prioritizing development in metastatic breast cancer. In parallel, (Z)-endoxifen is being evaluated in three Phase 2 studies, one in DCIS and two in ER+/HER2- breast cancer. Monotherapy in DCIS and low risk cancer, and combination therapy in high-risk cancer, using Lilly’s CDK4/6 inhibitor, Verzenio® (abemaciclib), are being investigated. Atossa's (Z)-endoxifen program is supported by a growing global intellectual property portfolio, including three recently issued U.S. patents and numerous pending applications worldwide.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company dedicated to transforming breast cancer treatment through innovative science and patient-focused solutions. The Company's lead product candidate, (Z)-endoxifen, is a highly potent SERM/D designed for use across the breast cancer spectrum, including risk-reduction, and treatment in the neoadjuvant, adjuvant, and metastatic settings. Atossa is committed to advancing its robust clinical research programs to improve patient outcomes while creating sustainable value for shareholders. For more information, visit atossatherapeutics.com.

Forward-Looking Statements

This press release contains certain information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may identify these forward-looking statements by the use of words such as "expect," "potential," "continue," "may,"

"will," "should," "could," "would," "seek," "intend," "plan," "estimate," "anticipate," "believe," "design," "predict," "future," or other comparable words. All statements made in this press release that are not statements of historical fact, including statements regarding the Company’s development and regulatory strategy and related milestones and expected benefits, data related to the (Z)-endoxifen program, the safety, tolerability and efficacy of (Z)-endoxifen, the potential of (Z)-endoxifen as a breast cancer risk-reduction and treatment agent, the potential indications that the Company may pursue for (Z)-endoxifen, the potential for (Z)-endoxifen to receive regulatory approval, including potential IND and NDA submissions, meetings with the FDA and related timing and outcomes, benefits of the Company's strategy of pursuing a metastatic and risk-reduction indication for (Z)-endoxifen, the expected design and enrollment of trials and timing of data and related publications, expectations regarding future costs and other financial results, and the potential market and growth opportunities for the Company, are forward-looking statements. Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results, outcomes, or the timing of actual results or outcomes, to differ materially from those projected or anticipated, including risks and uncertainties associated with: our ability to obtain patent coverage for our product candidates; macroeconomic conditions and increasing geopolitical instability; the expected timing of releasing data; any variation between interim or preliminary and final clinical results or analysis; actions and inactions by the FDA and foreign regulatory bodies; the outcome or timing of regulatory meetings and approvals needed by Atossa, including those needed to continue our planned (Z)-endoxifen trials; our ability to satisfy regulatory requirements; our ability to regain compliance or maintain compliance with the continued listing requirements of the Nasdaq Stock Market; our ability to successfully develop and commercialize new therapeutics; the success, costs and timing of our development activities, including our ability to successfully initiate or complete our clinical trials, including our (Z)-endoxifen trials; our anticipated rate of patient enrollment; our ability to contract with third-parties and their ability to perform adequately; our estimates on the size and characteristics of our potential markets; our ability to successfully defend litigation and other similar complaints and to establish and maintain intellectual property rights covering our products; whether we can successfully complete our clinical trial of oral (Z)-endoxifen in women with mammographic breast density and our trials of (Z)-endoxifen in women with breast cancer, and whether the studies will meet their objectives; our expectations as to future financial performance, expense levels and capital sources, including our ability to raise capital; our ability to attract and retain key personnel; our anticipated working capital needs and expectations around the sufficiency of our cash reserves; and other risks and uncertainties detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its Annual Reports on Form 10-K and Quarterly Reports on 10-Q. Forward-looking statements are presented as of the date of this press release. Except as required by law, we do not intend to update any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

For more information, please visit www.atossatherapeutics.com.

Investor and Media Contact

Michael Parks – Vice President, Investor and Public Relations

(e) – michael.parks@atossainc.com

(p) - 484-356-7105

References

1.
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2.
American Cancer Society (ACS). Cancer Treatment & Survivorship Facts & Figures 2025 — Fast Facts. Atlanta, GA: ACS; 2025. (Breast cancer survivors 4,305,570 as of Jan 1, 2025; Table “Breast”: 59,080 DCIS cases in women in 2025). American Cancer Society
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National Cancer Institute (SEER). Cancer Stat Facts: Female Breast Cancer Subtypes. Bethesda, MD: NCI; accessed 2025. (Subtype distribution: HR+/HER2− 69.8%, HR+/HER2+ 9.4% → ~79.2% HR+; Stage distribution at diagnosis: Localized 64%, Regional 28%, Distant 6%, Unknown 2% → ~94% non-metastatic) SEER
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Gradishar WJ, Moran MS, Abraham J, et al. Breast Cancer, Version 3.2024, NCCN Clinical Practice Guidelines in Oncology. J Natl Compr Canc Netw. 2024;22(5):331-357. doi:10.6004/jnccn.2024.0035.
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Yussof I, Mohd Tahir NA, Hatah E, Mohamed Shah N. Factors influencing five-year adherence to adjuvant endocrine therapy in breast cancer patients: a systematic review. Breast. 2022;62:22–35. (Mean 5-year persistence ~66.8%; informs average time-on-therapy assumption.) doi:10.1016/j.breast.2022.01.012. PubMed
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doi:10.6004/jnccn.2024.0035. (Guideline support for 5 years of endocrine therapy for ER+ DCIS.) PubMed
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Waters EA, et al. Use of Tamoxifen and Raloxifene for Breast Cancer Chemoprevention in 2010. Cancer Epidemiol Biomarkers Prev. 2012;21(7):1-7. (NHIS 2010: tamoxifen ~20,598; raloxifene ~96,890 → ~117,500 users). PubMed Central
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SEER (NCI). Cancer Stat Facts: Female Breast Cancer. Age distribution of new cases (2018–2022): ≥55 years = 71.6%; median age 63 (supports postmenopausal predominance). SEER
12.
(Meta-analysis) Association of Aromatase Inhibitor–Induced Musculoskeletal Symptoms with Outcomes.Breast J. 2024; pooled AIMSS prevalence ~46%. PubMed Central+1
13.
Henry NL, et al. Predictors of Aromatase Inhibitor Discontinuation as a Result of Treatment-Emergent Symptoms. J Clin Oncol. 2012;30:936-942. (32% discontinued within 2 years; 24% due to musculoskeletal symptoms). PubMed Central
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Goetz MP, Sangkuhl K, Guchelaar HJ, et al. Clinical Pharmacogenetics Implementation Consortium (CPIC) Guideline for CYP2D6 and Tamoxifen Therapy. Clin Pharmacol Ther. 2018;103(5):770-777. doi:10.1002/cpt.1007.
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